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                                                                       Exhibit 1

              [LETTERHEAD OF AMERICAN INTERNATIONAL GROUP, INC.]





                                                        August 10, 1998


Via Registered Mail


John B. DeNault, Chairman of the Board
20th Century Industries
6301 Owensmouth Avenue
Woodland Hills, California 91367

                Re: Request for Notice of Special Meeting
                    -------------------------------------

Dear Sir,

        The undersigned, American Home Assurance Company, Commerce and Industry Insurance Company, New Hampshire Insurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. (the "Holders"), are the holders of at least ten percent of the common stock entitled to be voted at a special meeting of the stockholders of 20th Century Industries, a California Corporation (the "Company"). Accordingly, the Holders are entitled to call a special meeting of stockholders of the Company pursuant to Section 600 (d) of the California General Corporation Law (the "Code") and Section 2.02 of the Company's Amended and Restated Bylaws, as amended through February 25, 1997.

        The Holders, pursuant to Section 601 (c) of the Code, hereby request that you cause notice of a special meeting of he Company's shareholders at 10:00 a.m. on Monday, September 28, 1998, at Woodland Hills, California (or such other place designated by the board of directors) to be mailed to shareholders entitled to vote thereat. The purpose of the special meeting is to
(i) remove the current Board of Directors; and (ii) elect a new board of directors from persons nominated by the Holders and other persons entitled to vote at the special meeting.
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20th Century Industries
August 10, 1998
Page 2


Very truly yours,

AMERICAN HOME ASSURANCE COMPANY



By:  /s/  T. R. Tizzio
     -----------------------------------
     Name:  Thomas R. Tizzio
     Title: Chairman of the Board

COMMERCE AND INDUSTRY
INSURANCE CO.


By:  /s/  T. R. Tizzio
     -----------------------------------
     Name:  Thomas R. Tizzio
     Title: Chief Executive Officer &
            Chairman of the Board


NEW HAMPSHIRE INSURANCE COMPANY


By:  /s/  Michael Castelli
     -----------------------------------
     Name:  Michael Castelli
     Title: Senior Vice President



NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA.


By:  /s/  T. R. Tizzio
     -----------------------------------
     Name:  Thomas R. Tizzio
     Title: Chairman of the Board